UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 9, 2004
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               REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
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             (Exact name of registrant as specified in its charter)


        Delaware               0-16561                     16-1275925
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(State of organization) (Commission File No.)  (IRS Employer Identification No.)


2350 North Forest Road, Suite 12-A,Getzville, New York  14068
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(Address of principal executive offices)

(716) 636-0280
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(Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets.

On February 9, 2004, Realmark Property Investors Limited Partnership - V (the "Partnership") sold four of its commercial properties, The Paddock Building, Inducon East Phase I, Inducon East Phase II and Inducon East Phase III, to an unaffiliated entity, Acquest Development, LLC. The sale was for cash of $1,665,000, of which $300,000 was placed into an escrow account, along with a note from the buyer in the amount of $185,000 and assumption of approximately 9,000,000 of outstanding mortgage loans, resulting in a net gain of approximately $500,000. The $300,000 escrow was established to provide a negative cash flow or operating reserve for the next 12 months after closing. At the end of the 12 month period, the buyer agrees to release the balance of the escrow to the seller with the understanding that the amount to be paid to the seller at that time shall not be less than $150,000 and if the balance of the escrow reserve is less than $150,000, the buyer agrees to pay over the difference between the balance of the escrow account and $150,000 to the seller. After transfer of the $9,000,000 in mortgage loans on the properties and payment of closing costs, the net cash proceeds available amount to approximately $1,250,000, before satisfaction of any remaining obligations related to the properties. The proceeds will be used to satisfy remaining net liabilities.

Item 7.  Financial Statements and Exhibits.

(b) Pro forma financial information.

On a pro forma basis, if the sale of the four commercial properties (The Paddock Building, Inducon East Phase I, Inducon East Phase II and Inducon East Phase
III) had occurred on September 30, 2003, the date of the last balance sheet filed by the Partnership, that balance sheet would have shown: an increase in cash and equivalents from $38,000 to $1,288,000; decreases in property of $9.57 million, other assets of $1,000,000 and in mortgage loans of $9 million; and an increase in partnership capital of approximately $275,000.

If the property had been sold on January 1, 2002, the pro forma results of operations for the year ended December 31, 2002 would have been a net loss before gain on sale of property of $96,000 ($4.46 per limited partnership unit), resulting from decreases in revenue and expenses of $1,862,000 and $1,804,000, respectively. For the nine months ended September 30, 2003, the pro forma net loss would have been $520,000 ($24.00 per limited partnership unit), instead of the $703,000 net loss reported, resulting from decreases in revenue and expenses of $1,182,000 and $1,365,000, respectively.

All of the foregoing pro forma operating data excludes the gain on disposition of the property and simply reflects the elimination of the four commercial properties (The Paddock Building, Inducon East Phase I, Inducon East Phase II and Inducon East Phase III) operating accounts from the consolidated historical results.

(c) Exhibits.

    (1) Real estate purchase agreements, between Realmark Property Investors Limited Partnership - V and Acquest Development, LLC.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Realmark Property Investors Limited Partnership - V
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                    (Registrant)



/s/ Joseph M. Jayson                                              March 1, 2004
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Joseph M. Jayson, Individual General Partner                          (Date)






















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